Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release
PrivateBancorp, Inc. to Attend Upcoming Financial Conferences
CHICAGO, May 28, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend two investor conferences in June 2014. The conferences include:

•	KBW Chicago Bank 1x1 Conference on Monday, June 2 and Tuesday, June 3, 2014.

•	Morgan Stanley Financials Conference in New York City on Wednesday, June 11, 2014, with a presentation at 11:30 a.m. Eastern Time.

Investors may access materials distributed in meetings at the conferences and the webcast for the presentation on June 11, 2014 under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at http://investor.theprivatebank.com. The webcast will be available during the conference time and archived for 30 days following the conference date.
About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2014, the Company had 33 offices in 10 states and $14.3 billion in assets. Our website is www.theprivatebank.com.

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